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Exhibit 23.0

    [Letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-84473 and 333-57052) of Oriental Financial Group Inc. of our report dated August 17, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
September 26, 2001

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  Exhibit 23.0
CONSENT OF INDEPENDENT ACCOUNTANTS